TESORO PETROLEUM CORPORATION

                  1998 PERFORMANCE INCENTIVE COMPENSATION PLAN

                          TESORO PETROLEUM CORPORATION
                  1998 PERFORMANCE INCENTIVE COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                          Section
ARTICLE I - PLAN PURPOSE AND TERM

          Purpose. . . . . . . . . . . . . . . . . . . . . . .1.1
          Term of Plan . . . . . . . . . . . . . . . . . . . .1.2

ARTICLE II - DEFINITIONS

          Affiliate. . . . . . . . . . . . . . . . . . . . . .2.1
          Applicable Percentage. . . . . . . . . . . . . . . .2.2
          Basic Compensation . . . . . . . . . . . . . . . . .2.3
          Board. . . . . . . . . . . . . . . . . . . . . . . .2.4
          Change of Control. . . . . . . . . . . . . . . . . .2.5
          Code . . . . . . . . . . . . . . . . . . . . . . . .2.6
          Committee. . . . . . . . . . . . . . . . . . . . . .2.7
          Company. . . . . . . . . . . . . . . . . . . . . . .2.8
          Contingent Award . . . . . . . . . . . . . . . . . .2.9
          Disability . . . . . . . . . . . . . . . . . . . . 2.10
          Employee . . . . . . . . . . . . . . . . . . . . . 2.11
          Exchange Act . . . . . . . . . . . . . . . . . . . 2.12
          Fair Market Value. . . . . . . . . . . . . . . . . 2.13
          First Performance Target . . . . . . . . . . . . . 2.14
          Grantee. . . . . . . . . . . . . . . . . . . . . . 2.15
          Payout Date. . . . . . . . . . . . . . . . . . . . 2.16
          Performance Period . . . . . . . . . . . . . . . . 2.17
          Phantom Stock. . . . . . . . . . . . . . . . . . . 2.18
          Plan . . . . . . . . . . . . . . . . . . . . . . . 2.19
          Pro Rata Share . . . . . . . . . . . . . . . . . . 2.20
          Retirement . . . . . . . . . . . . . . . . . . . . 2.21
          Second Performance Target. . . . . . . . . . . . . 2.22
          Stock. . . . . . . . . . . . . . . . . . . . . . . 2.23
          Voting Stock . . . . . . . . . . . . . . . . . . . 2.24

ARTICLE III - CONTINGENT AWARDS

          Grants of Contingent Awards. . . . . . . . . . . . .3.1
          Attainment of Performance Targets. . . . . . . . . .3.2
          Payment of Contingent Awards . . . . . . . . . . . .3.3
          Payment of Contingent Awards of Phantom Stock. . . .3.4
          No Rights as Stockholder . . . . . . . . . . . . . .3.5

          Non-Transferability. . . . . . . . . . . . . . . . .3.6
          Recapitalization or Reorganization of the Company. .3.7


ARTICLE IV - ADMINISTRATION

ARTICLE V - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VI - MISCELLANEOUS

          Unfunded Arrangement . . . . . . . . . . . . . . . .6.1
          No Employment Obligation . . . . . . . . . . . . . .6.2
          Tax Withholding. . . . . . . . . . . . . . . . . . .6.3
          Indemnification of the Committee . . . . . . . . . .6.4
          Gender and Number. . . . . . . . . . . . . . . . . .6.5
          Headings . . . . . . . . . . . . . . . . . . . . . .6.6
          Other Compensation Plans . . . . . . . . . . . . . .6.7
          Governing Law. . . . . . . . . . . . . . . . . . . .6.8

APPENDIX A - CONTINGENT AWARD LEVELS UNDER THE PLAN

                                   ARTICLE I

                             PLAN PURPOSE AND TERM

         1.1 PURPOSE. The Plan is intended to advance the best interests of the Company and its stockholders by directly targeting Company performance to align with the ninetieth percentile historical stock-price growth rate for the Company's peer group. In addition, the Plan will provide the Company's employees with additional compensation, contingent upon achievement of the targeted objectives, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

         1.2 TERM OF PLAN. The Plan is effective October 1, 1998. The Plan shall remain in effect until all Contingent Awards under the Plan have been satisfied or have expired.

                                   ARTICLE II

                                  DEFINITIONS

          The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

         2.1 "AFFILIATE" means any parent corporation, any subsidiary corporation and any partnership the majority of which is owned by the Company or a parent corporation or subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.2 "APPLICABLE PERCENTAGE" means the percentage of Basic Compensation taken into account under a Contingent Award as specified in Section 3.1 or Appendix A.

         2.3  "BASIC COMPENSATION" means annualized  wages within the meaning of section 3401(a) of the Code (for purposes of income tax withholding at the source) paid to the Employee by the Company and any Affiliate plus the Employee's pre-tax elective contributions under any cafeteria plan governed by section 125 of the Code and any plan qualified under section 401(k) of the Code that is maintained by the Company or an Affiliate, excluding all of the following items paid by the Company or an Affiliate (even if includible in gross income): bonuses and other incentive compensation, pension or retirement benefits, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (including amounts paid under the Plan and amounts includible in gross income upon the vesting of restricted stock and upon the exercise of a stock option or stock appreciation right), and welfare benefits (such as severance pay). For purposes of determining the Basic Compensation of an Employee who is nonexempt under the Fair Labor Standards Act of 1938, Basic Compensation shall be defined as set forth above except that the definition of Basic Compensation shall include incentive bonus payments under the Company's incentive compensation plans, as they may be determined from time to time. Except as provided in the previous sentence, it is intended that Basic Compensation include only regular hourly wages or regular monthly, semi-monthly or bi-weekly salary and not other forms of compensation.

         To determine Basic Compensation for the calculation of payments to a nonexempt Employee, Basic Compensation shall be the sum of the amounts specified above paid to the Employee for the months that he was employed by the Company or its Affiliates during the Performance Period, multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days that he was employed by the Company or its Affiliates during the Performance Period.

         2.4  "BOARD" means the board of directors of the Company.

         2.5 "CHANGE OF CONTROL" means the occurrence of any of the following after the date on which the applicable Contingent Award is granted:

          (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were directors of the Company immediately prior to the merger or were elected as directors, or nominated for election as directors, by a vote of at least two-thirds of the directors then still in office who were directors of the Company immediately prior to the merger, or (B) any sale, lease, exchange, or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

          (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

          (iii) (A) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by the Company's shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


         2.6  "CODE" means the Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means members of the Compensation Committee of the Board.

         2.8  "COMPANY"  means   Tesoro   Petroleum   Corporation   (a  Delaware
corporation) and any successor.

         2.9 "CONTINGENT AWARD" means cash remuneration granted under the Plan the payment of which is contingent upon the attainment of the First Performance Target or the Second Performance Target.

         2.10 "DISABILITY" means a medically determinable mental or physical impairment that, in the opinion of a physician selected by the Committee, shall prevent the Grantee from engaging in any substantial gainful activity and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months and that: (a) was not contracted, suffered or incurred while the Grantee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Grantee receives a military pension; and (c) did not result from an inte ntionally self-inflicted injury.

         2.11 "EMPLOYEE" means a person employed on a regular full-time basis by the Company or any Affiliate, excluding any such person represented by a collective bargaining agreement.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.13 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the first preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

         2.14 "FIRST PERFORMANCE TARGET" means $35.00 per share of Stock.

         2.15 "GRANTEE" means an Employee who has been granted a Contingent Award under the Plan.

         2.16 "PAYOUT DATE" means 30 days after the end of the Performance Period in the event the First Performance Target or Second Performance Target is achieved.

         2.17 "PERFORMANCE PERIOD" means the period of time during which the First Performance Target and the Second Performance Target must be achieved, commencing on October 1, 1998, and ending on the earlier of September 30, 2002, or the date on which the Second Performance Target is achieved.

         2.18 "PHANTOM STOCK" means the cash equivalent of a share of Stock, determined without regard to cash dividends paid or payable with respect to a share of Stock.

         2.19 "PLAN" means the Tesoro Petroleum Corporation 1998 Performance Incentive Compensation Plan, as set forth in this document and as it may be amended from time to time.


         2.20 "PRO RATA SHARE" means a fraction, the numerator of which is the number of days that the Grantee has been or was an Employee during the Performance Period and the denominator of which is the total number of days in the Performance Period.

         2.21 "RETIREMENT" means the severance of the employment relationship between the Employee and the Company and all Affiliates after his attaining the age of 55, with five years of service for vesting purposes under a retirement plan maintained by the Company or an Affiliate that is intended to qualify under
Section 401(a) of the Code.

         2.22 "SECOND PERFORMANCE TARGET" means $45.00 per share of Stock.

         2.23 "STOCK" means the common stock of the Company, $.16 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.24 "VOTING STOCK" means shares of capital stock of the Company the holders of which are entitled to vote for the election of directors, but excluding shares entitled to so vote only upon the occurrence of a contingency unless that contingency shall have occurred.

                                  ARTICLE III

                GENERAL PROVISIONS RELATING TO CONTINGENT AWARDS

         3.1 GRANTS OF CONTINGENT AWARDS. Effective October 1, 1998, Contingent Awards have been granted to Employees in amounts specified by the Board, consistent with the levels set forth on Appendix A. In addition, the Board has granted to three executive officers of the Company Contingent Awards of Phantom Stock as specified by the Board. Any Employee who has not been granted a Contingent Award by the Board but is an Employee on October 1, 1998, is hereby granted a Contingent Award of 25 percent of his Basic Compensation. If a person becomes an Employee after October 1, 1998, he will be granted a Contingent Award on the date that he becomes an Employee. The size of the Contingent Award will be commensurate with such Employee's employment classification as specified in Appendix A. The Chief Executive Officer of the Company has the authority to determine Contingent Awards of less than 100 percent of Basic Compensation for newly hired employees and promotions. Contingent Awards equal to or in excess of 100 percent of Basic Compensation must be approved by the Committee or the Board.

         3.2 ATTAINMENT OF PERFORMANCE TARGETS. The First Performance Target or Second Performance Target will be treated as having been attained for purposes of the Plan and Contingent Awards thereunder only if the average of the Fair Market Values of the Stock for any 20 consecutive trading day period during the Performance Period equals or exceeds the First Performance Target or Second Performance Target, as applicable.

         3.3  PAYMENT OF CONTINGENT AWARDS.

          (a)  Grantee Who is Still Employed  at  the  End  of  the  Performance
Period.

          If a Grantee of a Contingent Award is an Employee at the end of the Performance Period and if he has been an Employee for at least 365 days on such date, the Company will pay or cause to be paid to him on the Payout Date an amount equal to the Applicable Percentage of his Basic Compensation as of the date the Second Performance Target is achieved, or 25 percent of that amount if the First Performance Target is achieved but the Second Performance Target is not achieved. However, in either case, the amount payable to a Grantee who is hired by the Company or an Affiliate after October 1, 1998, will be reduced so that he receives a Pro Rata Share of the applicable amount specified in the preceding sentence.

          (b)  Grantee Who is Not Employed at the End of the Performance Period.

          If a Grantee of a Contingent Award has been an Employee for at least 365 days, but he is not an Employee at the end of the Performance Period because of his death, Retirement, or Disability that occurred during the Performance Period, the Company

                                     III-1
will pay or cause to be paid to him or his estate on the Payout Date an amount equal to the Pro Rata Share of the amount that he would have received under the Contingent Award on such date (as specified in paragraph (a) above) if he had continued working until the end of the Performance Period and been paid through that date his same Basic Compensation that was in effect upon his termination of employment, provided that for purposes of determining his Pro Rata Share, the Grantee shall not be given credit for the time from the date of his termination of employment to the end of the Performance Period. If a Grantee is terminated without cause during the Performance Period, the Grantee shall be entitled to an amount equal to the Pro Rata Share of the amount that he would have received under the Contingent Award on the Pay-Out Date if he continued working until the end of the Performance Period and been paid through that date his same Basic Compensation that was in effect upon his termination of employment, provided that for purposes of determining his Pro Rata Share, the Grantee shall not be given credit for the time from the date of his termination of employment to the end of the Performance Period. For purposes of this Section 3.3(b), "termination without cause" shall mean termination of Grantee's employment by the Company other than a termination based on the Grantee's failure to perform the duties required of the Grantee, the Grantee's acting in a manner adverse to or inconsistent with the interest of the Company, or the Grantee's taking any action or being involved in any activity that adversely affects the interest of the Company or the ability of the Grantee to perform the duties required of him. If a Grantee of a Contingent Award is not an Employee at the end of the Performance Period for any reason other than his death, Disability, Retirement, or termination without cause, no amount will be paid under his Contingent Award on the Payout Date.

          (c) Special Rule For Certain Grantees of Contingent Awards in the Event of a Change of Control.

          Notwithstanding any other provision of the Plan, if the Grantee of a Contingent Award whose Applicable Percentage is 400 or more has been an Employee for at least 365 days on the day before a Change of Control that occurs during the Performance Period, the Company shall pay or cause to be paid to the Grantee on the earlier of the Payout Date or 30 days after termination of employment by the Company, other than a termination "with cause", or 30 days after a termination of employment by the Employee for "good reason", an amount equal to the Applicable Percentage of the greater of his Basic Compensation determined either as of the day before the Change of Control or the date of termination of employment, irrespective of whether either of the First Performance Target or the Second Performance Target has been attained. For purposes of determining the amount of any payment upon a Change of Control, the payment shall be subject to reduction pursuant to Section 3.3(a) in the event the Grantee was hired after October 1, 1998, but shall not be reduced pursuant to Section 3.3(b) so that for all purposes of determining the payment, it will be assumed that the Grantee remained an employee of the Company or an Affiliate to the end of the Performance Period for purposes hereof; provided, however, the calculation of a Pro Rata Share for a Grantee who was hired after October 1, 1998, shall use in the denominator the number of days from October 1, 1998, to the date of termination of employment in lieu of the number of days in the

                                     III-2

Performance Period. "With cause" shall mean a termination of employment by the Company solely on account of the conviction of, or plea of nolo contendre by, the Grantee to the charge of a felony that, through lapse of time or otherwise, is not subject to appeal, or on account of a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property. Termination by the Grantee for "good reason" shall exist if any of the following occurs:

          (i)  without   Grantee's   express   written   consent,  the
     assignment to Grantee of any duties inconsistent with the employment of Grantee immediately prior to the Change of Control, or a significant diminution of Employee's position, duties, responsibilities or status with the Company from those immediately prior to a Change of Control or a diminution in Grantee's titles or offices as in effect immediately prior to a Change of Control, or any removal of Grantee from, or any failure to reelect Grantee to, any of such positions;

          (ii)  a  reduction  by  the  Company  in   Grantee's   Basic
     Compensation in effect immediately prior to a Change of Control;

          (iii) the failure by the Company to continue in effect any thrift, stock ownership, pension, life insurance, health, dental, and accident or disability plan in which Employee is participating or is eligible to participate at the time of the Change of Control (or plans providing Employee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any Change of Control or the taking of any action by the Company that would adversely affect Grantee's participation in or materially reduce Grantee's benefits under any of such plans or deprive Grantee of any material fringe benefits enjoyed by Grantee at the time of the Change of Control or the failure by the Company to provide Grantee with the number of paid vacation days to which Employee is entitled in accordance with the vacation policies of the Company in effect at the time of a Change of Control;

          (iv) the failure by the Company to continue in effect any incentive plan or arrangement in which Grantee is participating at the time of a Change of Control (or to substitute and continue other plans or arrangements providing the Grantee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any Change of Control;

          (v) the failure by the Company to continue in effect any plan or arrangement with respect to securities of the Company (including, without limitation, any plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof or to acquire stock or other securities of the Company) in which Grantee is participating

                                III-3
     at the time of a Change of Control (or to substitute and continue plans or arrangements providing the Grantee with substantially similar benefits), except as otherwise required by the terms of such plans as in effect at the time of any Change of Control or the taking of any action by the Company that would adversely affect Grantee's participation in or materially reduce Grantee's benefits under any such plan;

          (vi) the relocation of the Company's principal executive offices to a location outside the San Antonio, Texas, area, or the Company's requiring Grantee to be based anywhere other than at the location of the Grantee's principal place of business immediately prior to the Change of Control, except for required travel on the Company's business to an extent substantially consistent with Grantee's business travel obligations prior to the Change of Control, or, in the event Grantee consents to any such relocation, the failure by the Company to pay (or reimburse Grantee for) all reasonable moving expenses incurred by Grantee relating to a change of Grantee's principal residence in connection with such relocation and to indemnify Grantee against any loss (defined as the difference between the actual sale price of such residence and the fair market value thereof as determined by the highest of three appraisals from Member Appraisal Institute-approved real estate appraisers reasonably satisfactory to both Employee and the Company at the time Grantee's principal residence is offered for sale in connection with any such change of residence);

          (vii) any purported termination of Grantee's employment by the Company other than termination with cause as defined in this
     Section 3.3(c).

         3.4 PAYMENT OF CONTINGENT AWARDS OF PHANTOM STOCK. On the Payout Date the Company shall pay or cause to be paid to a Grantee of a Contingent Award of Phantom Stock an amount equal to the number of shares of Phantom Stock granted to him under his Contingent Award multiplied by the Fair Market Value of a share of Stock on the last day of the Performance Period if the Second Performance Target is attained and the Grantee is still an Employee on the date the Second Performance Target is achieved. If the First Performance Target is attained but the Second Performance Target is not attained and the Grantee is still an Employee at the end of the Performance Period, the Company shall pay or cause to be paid to the Grantee on the Payout Date one-fourth of the amount specified in the preceding sentence. If during the term of his employment agreement with the Company or an Affiliate and during the Performance Period the Grantee's employment with the Company or an Affiliate is terminated by the Grantee for "good reason" or by the Company or an Affiliate "without cause" as such phrases are defined in the Grantee's employment agreement with the Company or an Affiliate (including as such terms are redefined in the event of a Change of Control as defined in such employment agreement), the Grantee shall be entitled to receive within 30 days of such termination an amount equal to his Contingent Award of Phantom Stock multiplied by the average of the Fair Market Values of a share of Stock for the 20 consecutive trading

                                III-4
days ending on the trading day immediately preceding such termination; provided that if a Change of Control shall have occurred prior to such termination, the amount shall equal the greatest of his Contingent Award of Phantom Stock multiplied by the highest of the Fair Market Value of a share of Stock on the trading day immediately preceding the Change of Control, or the Fair Market Value of a share of Stock on the trading day immediately preceding the date on which the stock ceases to be publicly traded, if such is the case, or the average of the Fair Market Values of a share of Stock for the 20 consecutive trading days ending on the trading day immediately preceding such termination. If a Change of Control shall occur and in connection therewith or at any time thereafter, the Stock is exchanged for and converted into anything other than a publicly traded common stock (excluding cash paid in lieu of fractional shares), the Grantee shall be entitled to receive, within 30 days of such exchange or conversion, an amount equal to the greater of the Contingent Award of Phantom Stock multiplied by the higher of the Fair Market Value of the Stock on the trading day immediately preceding the Change of Control, or the Fair Market Value of the Stock on the trading day immediately preceding such exchange or conversion, in lieu of any other payment or award with respect to such Contingent Award.


     If a Grantee of a Phantom Stock Contingent Award is not an Employee at the end of the Performance Period because of his death, Retirement, or Disability that occurs prior to the end of the Performance Period, the Company will pay or cause to be paid to him or his estate on the Payout Date an amount equal to the Pro Rata Share of the amount that he would have received under the Contingent Award on that date if he had continued working until the end of the Performance Period, provided that for purposes of determining his Pro Rata Share, the Grantee shall not be given credit for the time from the date of his termination of employment to the end of the Performance Period. However, if a Change of Control has occurred, the amount of the payment shall be determined based on a Pro-Rata Share of an amount equal to the greater of his Contingent Award of Phantom Stock multiplied by the higher of the Fair Market Value of the Stock on the trading day immediately preceding the Change of Control, or the Fair Market Value of the Stock on the last day of the Performance Period, and provided, if the Stock is converted or exchanged for anything other than a publicly traded common stock (excluding cash paid in lieu of fractional shares), the Grantee shall be paid within 30 days of such exchange or conversion in an amount based on the higher of the Fair Market Value of the Stock on the trading day immediately preceding the Change of Control, or the Fair Market Value of the Stock on the trading day immediately preceding such exchange or conversion. If a Grantee of a Phantom Stock Contingent Award is not an Employee at the end of the Performance Period for any reason other than his death, Disability, Retirement, termination of employment by the Grantee for "good reason" (as defined in his employment agreement with the Company or an Affiliate), or termination of employment by the Company or an Affiliate "without cause" (as defined in his employment agreement with the Company or an Affiliate), no amount will be paid under his Contingent Award on the Payout Date.

         3.5 NO RIGHTS AS STOCKHOLDER. No Grantee shall have any rights as a stockholder as a result of his Contingent Award.

                                     III-5

         3.6 NON-TRANSFERABILITY. Except as may be specified in a "qualified domestic relations order," an unvested Contingent Award shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution. In the discretion of the Committee, any attempt to transfer an unvested Contingent Award other than under the terms of the Plan may terminate the Contingent Award.

         3.7  RECAPITALIZATION OR REORGANIZATION OF THE COMPANY.

          (a) No Limitations on Company's Rights to Effect Changes. The existence of outstanding Contingent Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Increase or Reduction of Outstanding Shares. If a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification of the Stock, or any other increase or decrease in the number of shares of the Stock outstanding, is effected without receipt of consideration by the Company, then the First and Second Performance Targets and Contingent Awards of Phantom Stock under the Plan shall be appropriately adjusted by the Committee. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration by the Company." Such adjustment shall be made by the Committee, whose determination in that respe ct shall be final, binding and conclusive.

          (c) Merger of the Company. In the event the Company is merged or consolidated with another entity (whether or not the Company is the surviving entity) and the Stock is converted into another publicly traded equity security, then the First and Second Performance Targets and the Contingent Awards of Phantom Stock under the Plan shall be adjusted, in good faith, by the Committee based on the terms of conversion of the Stock into such equity security to provide substantially the same economic opportunity and benefits as provided by the Plan prior to such merger or consolidation. In the event the Company is merged or consolidated with another entity, and the Stock is converted into cash, property, debt, or some other consideration that is not an equity security, each Grantee shall be entitled to a payment, adjusted as set forth in the next sentences, at the time of such merger or consolidation as though he continued to work until the end of the Performance Period and based on his Basic Compensation that is in effect at the time of the merger or consolidation. A portion of such payment would be based on attainment toward meeting the First Performance Target and would equal the amount of the payment that otherwise would have been made if the First Performance Target had been met multiplied by a fraction the numerator of which shall be the Fair Market Value of the Stock on the last trading day prior to such merger or combination minus $12.8125 (the "Adjusted

                                     III-6

Merger Value") and the denominator of which shall be $22.1875; provided the fraction shall not exceed one. The remaining portion of such payment would be based on attainment toward meeting the Second Performance Target and would be equal to three-fourths of the amount of the payment that otherwise would have been made if the Second Performance Target had been met multiplied by a fraction the numerator of which shall be the Adjusted Merger Value and the denominator of which shall be $32.1875; provided the fraction shall not exceed one. To the extent of any conflict between this Subsection (c) and Section 3.3(c) and 3.4, Sections 3.3(c) and 3.4 shall control.

          (d) Spin-off of Business Segment. In the event the Company disposes of any business segment or one or more of its refineries as an entity by a spin-off dividend of the capital stock of the subsidiary owning such business segment or refinery, the First Performance Target and the Second Performance Target shall be adjusted for the remainder of the Performance Period by multiplying the First Performance Target and the Second Performance Target by a fraction with a numerator equal to the Fair Market Value of the stock at the close of business on the first day on which the Stock traded separately from the stock of the spin-off company (the "Post Spin-off Price") and the denominator of which is the Fair Market Value of the Stock at the close of business on the immediately preceding trading day (the "Pre-Spin-Off Price"). In addition, the Company shall cause the company to be spun-off to adopt a plan substantially identical to this Plan provided that the First Performance Target and the Second Performance Target for such Plan shall be determined by multiplying the First Performance Target and the Second Performance Target hereunder by a fraction the numerator of which shall be the Pre-Spin-off Price minus the Post Spin-off Price and the denominator shall be the Pre-Spin-off Price. Notwithstanding the foregoing, the Committee, by an action prior to the date of the spin-off referred to in the previous two sentences, may elect not to adjust the First and Second Performance Targets and may provide that the determination of the attainment of the First and Second Performance Targets shall be based on a combination of the Fair Market Value of the Stock and the Fair Market Value of the common stock of the spun-off company. Such election by the Committee shall be evidenced by an amendment to the Plan identifying the common stock of the spun-off company and containing such other provisions deemed necessary or appropriate by the Committee, acting in good faith, to carry out the intent hereof.

          (e) Certain Sales of Assets. In the event the Company sells a business segment or one or more of its refineries as an entity, no adjustment shall be made to this Plan with respect to Grantees remaining with the Company or an Affiliate. However, with respect to Grantees who are employed by the entity acquiring such assets and who do not resign from or terminate such employment and are not terminated from such employment for cause for a period of one year, the Company shall either continue such Grantees under this Plan or cause the acquiring entity to assume the obligation hereunder so that the transferred Grantee shall receive a Contingent Award hereunder that a Grantee would have received if a Grantee remained an employee of the Company to the end of the Performance Period but such Contingent Award shall be based solely upon the time the

                                     III-7

Grantee was an employee of the Company or an Affiliate and not upon any time after the sale of such assets.

                                     III-8

                                   ARTICLE IV

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Contingent Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

         (a) prescribe, amend, and rescind rules and regulations relating to administration of the Plan, and

         (b) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities under the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on all parties.

                                   ARTICLE V

                        AMENDMENT OR TERMINATION OF PLAN

         The Board may amend, terminate, or suspend the Plan at any time, in its sole and absolute discretion. However, no amendment or termination of the Plan may, without the consent of a Grantee, reduce, terminate, or suspend the Grantee's benefits under the Plan as in effect prior to the amendment or termination.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 UNFUNDED ARRANGEMENT. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Grantee under the Plan. All Grantees shall at all times rely solely upon the general credit of the Company for the payment of any benefit that becomes payable under the Plan.

         6.2 NO EMPLOYMENT OBLIGATION. The granting of any Contingent Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ the Grantee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that a Contingent Award has been granted to him.

         6.3 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from the Contingent Award or other compensation payable to each Grantee any sums required by federal, state, or local tax law to be withheld with respect to payments under a Contingent Award.

         6.4 INDEMNIFICATION OF THE COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses -- including, without limitation, matters as to which he shall be finally adjudged in any action, suit, or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which he shall be finally adjudged in any action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit, or proceeding, he shall have offered the Company, in writing, the
opportunity to handle and defend  same  at  its  own  expense.   This  right  of
indemnification shall inure to the benefit of the heirs, executors, or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract, or otherwise.

         6.5 GENDER AND NUMBER. If the context requires, words of one gender when used in the Plan shall include the other, and words used in the singular or plural shall include the other.

         6.6  HEADINGS.   Headings  of  Articles  and  Sections are included for
convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.

         6.7  ACKNOWLEDGMENT  AND  WAIVER.   The  Committee  or  the  Board  may
require, as a condition to participating in the Plan, that an employee enter into an Acknowledgment and Waiver in the form deemed appropriate by the Committee or the Board to establish that any employment agreement, management stability agreement or other agreement or arrangement applicable to the employee will not accelerate, enhance or otherwise change the benefits intended to be granted hereunder.

         6.8 OTHER COMPENSATION PLANS. Except as provided in Section 6.7, the adoption of the Plan shall not affect any other stock option, incentive, or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

         6.9 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Texas.

                                   APPENDIX A

                     CONTINGENT AWARD LEVELS UNDER THE PLAN




    EMPLOYMENT CLASSIFICATION                 APPLICABLE PERCENTAGE OF BASIC
                                               COMPENSATION FOR PURPOSES OF
                                                     CONTINGENT AWARD


Business Unit Head
Executive Vice President
Senior Vice President, Corporate Resources               400-500
Vice President, Retail




Certain Other Corporate or Business-Unit Vice            100-200
    Presidents



Designated Key Corporate or Business-Unit                50-75
                 Contributors                     (as determined by the Chief
                                                    Executive Officer of the
                                                    Company at the Employee's
                                                    date of hire or date of
                                                    promotion)




All Other Employees                                       25

                                      A-1